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Exhibit 10.6

[Execution Copy]

PFI HOLDINGS CORP.
 STOCKHOLDERS AGREEMENT

        THIS AGREEMENT (this "Agreement") is made as of November 3, 2003, by and among PFI Holdings Corp., a Delaware corporation (the "Company"), the Persons listed on Schedule I attached hereto (the "Summit Stockholders"), and the Persons listed on Schedule II attached hereto (the "PFDC Stockholders"). The Summit Stockholders and the PFDC Stockholders are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Except as otherwise indicated herein, capitalized terms used herein are defined in Section 11 hereof.

        WHEREAS, the Summit Stockholders shall purchase shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), and shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to that certain Stock Purchase Agreement between the Summit Stockholders and the Company dated as of the date hereof (the "Purchase Agreement");

        WHEREAS, the Company, PFI Acquisition Corp., a New York corporation and a wholly owned subsidiary of the Company ("Acquisition Corp."), Pierre-Fabre, Inc., a New York corporation, and Pierre Fabre Dermo-Cosmetique, S.A., a French société anonyme ("PFDC"), are parties to a Stock Purchase Agreement, dated as of the date hereof (the "Acquisition Agreement"), pursuant to which (among other things) PFDC shall acquire shares of Common Stock and Preferred Stock;

        WHEREAS, the Company and the Stockholders acknowledge that PFDC has transferred 200,000 shares of Common Stock to Mr. Claude Gros as of the date hereof;

        WHEREAS, the Company and the Stockholders desire to enter into this Agreement to (among other things) establish the composition of the Company's Board of Directors (the "Board"), to restrict the sale, transfer or other disposition of certain Stockholder Shares, to establish certain standards as set forth herein with respect to the corporate governance of the Company, and to provide for certain rights and obligations in respect thereto as hereinafter provided; and

        WHEREAS, the execution and delivery of this Agreement is a condition to the transactions contemplated by the Purchase Agreement and the Acquisition Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1.    Board of Directors.

        (a)   From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of its or his Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within its or his control as a stockholder (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its or his control (including calling special board and stockholder meetings), so that:

            (i)  the authorized number of directors on the Board shall be established at such number as the Majority Stockholders shall determine from time to time, which shall initially be five directors;

           (ii)  the following persons shall be elected to the Board:

            (A)  so long as the PFDC Stockholders party to this Agreement as of the date hereof and the Permitted PFDC Transferees (collectively, the "Original PFDC Stockholders") collectively hold at least fifty percent (50%) of the Common Stock and at least fifty percent (50%) of the Preferred Stock owned by the PFDC Stockholders in the aggregate on the date hereof, one representative designated by the holders of a majority of the PFDC Shares who shall be reasonably acceptable to the Majority Stockholders, who shall initially be Claude Gros (and with it being understood that Mr. Gros is acceptable to the Majority Stockholders) (the "PFDC Director");

            (B)  the Company's Chief Executive Officer (the "Executive Director");

            (C)  so long as the Summit Stockholders party to this Agreement as of the date hereof collectively hold at least fifty percent (50%) of the Common Stock and at least fifty percent (50%) of the Preferred Stock owned by the Summit Stockholders in the aggregate on the date hereof, the remaining number of authorized directors as designated by the Majority Stockholders, who shall initially be Walter G. Kortschak, Craig D. Frances, and Sonya Tarnow Brown (the "Summit Directors" and, collectively with the PFDC Director and the Executive Director, the "Directors"); and

            (D)  in the event the Summit Stockholders party to this Agreement as of the date hereof collectively hold less than fifty percent (50%) of the Common Stock owned by the Summit Stockholders in the aggregate on the date hereof or less than fifty percent (50%) of the Preferred Stock owned by the Summit Stockholders in the aggregate on the date hereof, the remaining number of authorized directors as duly elected by the holders of Common Stock pursuant to the Company's bylaws and applicable law;

          (iii)  the Board shall establish a Compensation Committee and an Audit Committee;

          (iv)  any committee of the Board or a Sub Board (as defined below), including the Company's Compensation Committee and Audit Committee, shall include the PFDC Director unless the PFDC Director elects not to participate on such committee;

           (v)  the composition of the board of directors of each of the Company's subsidiaries (a "Sub Board") shall include the PFDC Director unless the PFDC Director elects not to participate on such Sub Board;

          (vi)  if the Executive Director ceases to be the Company's Chief Executive Officer, such Executive Director shall be removed promptly after such time from the Board, each Sub Board and each committee;

         (vii)  subject to Section 1(a)(viii) below, any director of the Company may be (or, as and to the extent required hereunder, shall be) removed from the Board or any Sub Board in the manner allowed by law and the Company's certificate of incorporation or bylaws; provided that, (A) with respect to any Summit Director, such removal (with or without cause) shall only be upon the written request of the Majority Stockholders and for no other reason and (B) with respect to the PFDC Director, such removal (with or without cause) shall, subject to Section 1(f) below, only be upon the written request of the holders of a majority of the PFDC Shares and for no other reason; and

        (viii)  if at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of a director, such vacancy shall automatically reduce the number of directors pro tanto, until such time as the holders of the Stockholder Shares entitled to designate such director pursuant to Section 1(a) shall designate a director to fill such vacancy and such director shall have been elected to the Board in accordance with this Agreement and the

  Company's bylaws, whereupon the number of directors shall be automatically increased pro tanto. Upon receipt of notice of the designation of a nominee pursuant to this Section 1(a), each Stockholder shall, as soon as practicable after the date of such notice, take action, including the voting of its or his voting securities, to elect the director so designated to fill such vacancy.

        (b)   Regular meetings of the Board shall be held at least quarterly. Any action which can be taken by a meeting of the Board, any Sub Board or by a committee thereof may be taken by unanimous written consent. In addition, in lieu of meeting in person, the Board, any Sub Board or any such committee may convene by teleconference or videoconference so long as each participant can hear and be heard by the other participants and provided that the quorum and other meeting requirements are met. All action at a telephonic meeting of the Board, any Sub Board or any such committee shall be memorialized in written minutes prepared by the secretary of the meeting and distributed to all Directors.

        (c)   All notices regarding meetings of the Board, any Sub Board or any committee thereof shall be delivered at least seven (7) days in advance of the proposed meeting date; provided, however, that notice of urgent or special meetings shall be valid and timely if delivered at least two (2) days in advance of the proposed meeting date.

        (d)   The Company shall pay or promptly reimburse the reasonable out-of-pocket travel expenses incurred by each Director in connection with attending meetings of the Board, any Sub Board or any committee of the Board or any Sub Board (and with it being understood that reasonable travel expenses shall include business-class travel on intercontinental flights).

        (e)   The Board or the Majority Stockholders in the exercise of their reasonable discretion shall have the right to recuse the PFDC Director from participating in any portion of any meeting of the Board or a Sub Board or any committee thereof and shall have the right to restrict the PFDC Director's access to any information or materials to the extent such meeting or information or materials (i) relates to issues where a conflict of interest may exist between PFDC or any of its Affiliates and the Company and its Subsidiaries with respect to any agreements entered into between or among those parties or (ii) otherwise constitutes competitively sensitive materials, information or discussion (including pricing and marketing plans and proposals and other competitively or strategically sensitive information or data) the disclosure to, or use of which by, PFDC or any of its Affiliates could reasonably be expected to be materially detrimental to or jeopardize in any material respect the competitive position of the Company or its Subsidiaries, in each case as determined by the Board or the Majority Stockholders in their reasonable discretion (but with it being understood that, subject to the foregoing, the PFDC Director shall be entitled to receive all such other information as is reasonably related to such person's position as a director and the fulfillment of his duties in connection therewith).

        (f)    Notwithstanding any provision in this Agreement to the contrary, (i) no designee of the PFDC Stockholders shall become a director of the Board or any Sub Board unless and until such designee has executed a confidentiality agreement with the Company on terms reasonably satisfactory to the Company and (ii) the right of the PFDC Stockholders to elect a PFDC Director shall terminate, and any PFDC Director then serving on the Board or any Sub Board shall promptly resign or be removed, in the event that PFDC or any of its Affiliates shall breach any of the provisions of Section 8.4(a) of the Acquisition Agreement or knowingly breach any of the provisions of Section 8.4(b) of the Acquisition Agreement as it relates to any of the Company's or its Subsidiaries' key employees.

        (g)   The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the consummation of an IPO and (ii) the consummation of a Sale of the Company.

        2.    Representations and Warranties; Agreements.    Each Stockholder represents and warrants as of the date hereof that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

        3.    Restrictions on Transfer of Stockholder Shares.

        (a)    Transfer of Stockholder Shares.    No holder of Stockholder Shares (other than the Summit Stockholders) may sell, transfer, assign, pledge or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Stockholder Shares (a "Transfer"), except Transfers pursuant to and in accordance with the provisions of Section 3(b), Section 3(c), Section 4 or Section 5 of this Agreement.

        (b)    Certain Permitted Transfers.    The restrictions contained in Section 3(a) shall not apply to any Transfer of Stockholder Shares (i) in the case of any PFDC Stockholder, to or among any Subsidiaries of Pierre Fabre, S.A., a French société anonyme and the owner of 99.91% of the outstanding equity of PFDC, (ii) in the case of any individual PFDC Stockholder, to any member(s) of such individual's Family Group (as defined below) or by will or the laws of descent and distribution to any member(s) of such individual's Family Group or (iii) in the case of PFDC, the Transfer of 200,000 shares of Common Stock to Claude Gros on the date hereof (collectively referred to herein as "Permitted PFDC Transferees"); provided that the restrictions contained in this Agreement shall continue to apply to the Stockholder Shares after any such Transfer and each transferee of such Stockholder Shares shall agree in writing, prior to and as a condition to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of the Transfer, and PFDC shall cause all of the Permitted PFDC Transferees to comply with the provisions of this Agreement following any such Transfer. Upon the Transfer of Stockholder Shares pursuant to this Section 3(b), the transferor shall deliver a written notice to the Company and the other parties to this Agreement, which notice shall disclose in reasonable detail the identity of such transferee(s) and shall include an original counterpart of the agreement of such transferee(s) to be bound by this Agreement. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement, including by making one or more Transfers to one or more Permitted PFDC Transferees and then disposing of all or any portion of such party's interest in any such Permitted PFDC Transferees. For purposes of this Agreement, "Family Group" means an individual's spouse, parents and descendants and any trust, family limited partnership or other entity solely for the benefit of such individual and/or such individual's spouse, parents and/or descendents.

        (c)    First Offer Right.    At least 60 days prior to making any Transfer of any Stockholder Shares by any holder of Stockholder Shares other than the Summit Stockholders (other than a Transfer pursuant to and in accordance with the provisions of Section 3(b), Section 4 or Section 5), the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to the Company and the Summit Stockholders. The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms (including price) and conditions of the Transfer and the identity and background of the prospective transferee(s) (if known) and shall constitute a binding offer to sell the Stockholder Shares on such terms and conditions. First, the Company may elect to purchase all or any portion of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Summit Stockholders as soon as practical but in any event within thirty (30) days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares specified in the Offer Notice within such thirty-day period, each Summit Stockholder (and/or its or his designees) may elect to purchase all or a portion of its or his Pro Rata Share (as defined below) of the remaining available Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 45 days after delivery of the Offer Notice. Any Stockholder Shares not elected to be purchased by the end of such 45-day period shall be reoffered for the 15-day period prior to the expiration of the Election Period by the Transferring Stockholder on a pro rata basis to the Summit Stockholders who have elected to purchase their entire Pro Rata Share and, if there are any such Stockholder Shares remaining after such allocation, the Company shall have the right to purchase such remaining Stockholder Shares. If the Company and/or the Summit Stockholders have elected to purchase, in the aggregate, all (but not less than all) of the Stockholder Shares specified in the Offer Notice from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company and the Summit Stockholders have not elected to purchase all of the Stockholder Shares specified in the Offer Notice, then (i) neither the Company nor the Summit Stockholders shall be permitted to purchase any of the Stockholder Shares specified in the Offer Notice and (ii) the Transferring Stockholder may, within 90 days after the expiration of the Election Period and subject to the provisions of Section 4 below, transfer all (but not less than all) such Stockholder Shares to one or more third parties (so long as such Person is not a competitor of the Company or any of its Subsidiaries as determined by the Board in its reasonable good faith judgment) at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Summit Stockholders in the Offer Notice. Any Stockholder Shares not transferred within such 90-day period shall be reoffered to the Company and the Summit Stockholders under this Section 3(c) prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction (unless and to the extent that the Offer Notice provides that such Stockholder Shares are to be purchased for cash in installments over time). Each Summit Stockholder's "Pro Rata Share" shall be based upon such Summit Stockholder's proportionate ownership of all Common Stock owned by the Summit Stockholders.

        (d)    Termination of Restrictions.    The restrictions set forth in this Section 3 shall continue with respect to each Stockholder Share until the earlier of (i) the consummation of a Sale of the Company and (ii) the consummation of an IPO.

        4.    Stockholder Participation Rights.

        (a)   At least 30 days prior to any Transfer of Stockholder Shares (other than (i) a Public Sale, (ii) a Transfer to the Company or the Summit Stockholders and/or their designees pursuant Section 3(c), (iii) a Transfer pursuant to and in accordance with the provisions of Section 3(b), (iv) a Permitted Summit Stockholder Transfer, or (v) pursuant to an Approved Sale in which all of the Stockholders are required to participate and in connection therewith will receive consideration pursuant to Section 5 below) the Stockholder making such Transfer (also a "Transferring Stockholder" for purposes of this Section 4) shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s), the number and class or classes of Stockholder Shares to be transferred and the terms and conditions of the Transfer (which notice, if a Stockholder other than a Summit Stockholder, may be the same notice and given at the same time as the Offer Notice under Section 3(c)).

        (b)   In the event that any Other Stockholders hold the class of Stockholder Shares which are to be transferred, such Other Stockholders may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice.

        (c)   If any Other Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of such class equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares of such class owned by such Person by the aggregate percentage of Stockholder Shares of such class owned by the Transferring Stockholder and the Other Stockholders participating in such sale and (ii) the number and class of Stockholder Shares to be sold in the contemplated Transfer.

  For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock by the Transferring Stockholder, and if the Transferring Stockholder at such time owns thirty percent (30%) of all Common Stock which are Stockholder Shares and if one Other Stockholder elects to participate and owns twenty percent (20%) of all Common Stock which are Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 shares (30% ÷ 50% × 100 shares) and the Other Stockholder would be entitled to sell 40 shares (20% ÷ 50% × 100 shares).

Any of the Other Stockholders may elect to sell in any Transfer contemplated under this Section 4 a lesser number of Stockholder Shares of any class than such Other Stockholder is entitled to sell hereunder, in which case the Transferring Stockholder shall have the right to sell an additional number of Stockholder Shares of such class in such Transfer equal to the number that such Other Stockholder has elected not to sell.

        (d)   Each Transferring Stockholder shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its or his Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Stockholders.

        (e)   Notwithstanding anything in this Section 4 to the contrary, if the Transferring Stockholder intends to simultaneously Transfer a combination of more than one class of Stockholder Shares and/or any debt securities, such Other Stockholders may only participate in such Transfer if such Other Stockholders Transfer both such classes of Stockholder Shares and/or other debt securities in accordance with the formula set forth in this Section 4 above.

        (f)    Each Stockholder transferring Stockholder Shares pursuant to this Section 4 shall pay its or his pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Transferring Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares).

        (g)   The restrictions set forth in this Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the consummation of a Sale of the Company and (ii) the consummation of an IPO.

        5.    Sale of the Company.

        (a)   If the Board and the Majority Stockholders approve a Sale of the Company (the "Approved Sale"), the holders of Stockholder Shares shall consent to, vote in favor of, and raise no objections against the Approved Sale. If the Approved Sale is structured as a sale of stock, reverse merger or other transaction having the effect of a stock sale, each such holder of Stockholder Shares shall agree to sell such holder's Stockholder Shares on the terms and conditions approved by the Majority Stockholders. The holders of Stockholder Shares shall take all necessary and desirable actions in connection with the consummation of the Approved Sale as requested by the Majority Stockholders.

        (b)   Upon the consummation of the Approved Sale, each Stockholder shall receive in exchange for the Stockholder Shares held by such Stockholder the same portion of the aggregate consideration from such Approved Sale that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to the consummation of such Approved Sale. All holders of Stockholder Shares representing then currently exercisable options or warrants to acquire Common Stock shall be given an opportunity, at the Board's discretion, to either (A) exercise such options or warrants prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such options or warrants consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the holders of Common Stock in connection with the Approved Sale less the exercise price per share of Common Stock of such options or warrants to acquire Common Stock by (2) the number of shares of Common Stock represented by such then currently exercisable options or warrants.

        (c)   Each holder of Stockholder Shares shall be obligated to join on a pro rata basis (based upon the amount of consideration received by such holder for its or his Stockholder Shares in such Approved Sale) in any purchase price adjustments, indemnification or other obligations that the sellers of Stockholder Shares are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares, in respect of which only such Stockholder shall be liable).

        (d)   In the event an Approved Sale closes, and to the extent not otherwise paid by the Company, holders of Stockholder Shares shall bear their pro rata share (based upon the amount of consideration received by such holder for its or his Stockholder Shares in such Approved Sale) of the costs of any Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares participating in such Approved Sale and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Stockholder Shares on their own behalf shall not be considered costs of the transaction hereunder; and with it being understood that the fees and disbursements of one counsel chosen by the Majority Stockholders shall be deemed for the benefit of all holders of Stockholder Shares participating in such Approved Sale.

        (e)   The provisions of this Section 5 shall terminate upon the earlier to occur of (i) the consummation of an IPO and (ii) the consummation of a Sale of the Company.

        6.    Initial Public Offering.    In the event that the Board and the Majority Stockholders approve an IPO, then each holder of Stockholder Shares shall vote for, consent to, and raise no objections against such proposed IPO, and shall take all such other necessary or desirable actions requested by the Majority Stockholders in connection with the consummation of such IPO, including compliance with the requirements of all laws and regulatory bodies which are applicable or which have jurisdiction over such IPO and waiving any dissenters' rights, appraisal rights, approval rights or similar rights in connection with such IPO, and executing all agreements, documents and instruments in connection therewith in the form presented and executed by the Majority Stockholders.

        7.    First Refusal Rights.

        (a)   Except for issuances of Equity Securities (a) to the Stockholders pursuant to the Purchase Agreement or the Acquisition Agreement, (b) to employees, officers, directors, consultants and independent contractors in amounts and on terms which have been approved by the Board, (c) upon the conversion, recapitalization or reorganization of any securities of the Company (other than the amendment, recapitalization or reorganization of any security originally issued after the date hereof without any direct or indirect rights to purchase or convert into Common Stock of the Company into a security with a direct or indirect right to purchase or convert into Common Stock of the Company (unless in each such case each Stockholder is given an opportunity pursuant to this Section 7 to acquire the amount of such security originally issued without any direct or indirect rights to convert into Common Stock of the Company such Stockholder was entitled to acquire pursuant to this Section 7 when such securities were initially issued at a price equal to the greater of the initial issuance price thereof and the fair market value of such security immediately prior to such amendment, recapitalization or reorganization as determined by the Board), (d) directly (or indirectly through one or more Subsidiaries) in connection with acquisitions, alliances or joint ventures which have been approved by the Board which are bona fide transactions with one or more Independent Third Parties, (e) pursuant to an IPO, (f) as additional yield or return in connection with indebtedness for borrowed money, or (g) in connection with a stock dividend, stock split or similar event, if the Company or any of its Subsidiaries at any time authorizes the issuance or sale of any Equity Securities (other than the issuance or sale of Equity Securities by a Subsidiary of the Company to the Company or any of its other Subsidiaries), the Company shall first offer to sell or cause to be offered to be sold to each Stockholder a portion of such Equity Securities equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such Stockholder (on a fully diluted basis immediately prior to such issuance on an as-if-converted or exchanged or exercised and fully diluted basis) by (2) the total number of shares of Common Stock outstanding (on a fully diluted basis immediately prior to such issuance on an as-if-converted or exchanged or exercised and fully diluted basis). Each Stockholder shall be entitled to purchase such Equity Securities on the same terms as such Equity Securities are to be offered to any other Persons. Notwithstanding the foregoing, if the Equity Securities offered to any Person include more than one type or class of security (including debt securities) of the Company or any of its Subsidiaries, then notwithstanding the foregoing, if a Stockholder exercises its or his right to acquire Equity Securities pursuant to this paragraph (a), such Stockholder will also be required to purchase the same strip of securities (on the same terms and conditions) that such Person is required to purchase such Equity Securities.

        (b)   In order to exercise its or his purchase rights hereunder, the Stockholders must within 30 days after receipt of written notice from the Company describing the Equity Securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its or his election hereunder (which election shall be absolute and unconditional).

        (c)   Upon the expiration of the offering period described above, the Company or such Subsidiary of the Company, as appropriate, shall be entitled to sell such Equity Securities which the Stockholders have not elected to purchase during the 180 days following such expiration. Any Equity Securities offered or sold by the Company or any of such Subsidiaries after such 180-day period must be reoffered to the Stockholders pursuant to the terms of this Section.

        (d)   The provisions of this Section 7 shall terminate upon the earlier to occur of (i) the consummation of an IPO and (ii) the consummation of a Sale of the Company.

        8.    Legend; Securities Law Matters.

        (a)   Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),

  AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING AND OTHER RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 3, 2003, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS (AS AMENDED FROM TIME TO TIME, THE "STOCKHOLDER AGREEMENT"). A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on all certificates evidencing Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with Section 11 hereof.

        (b)   In connection with the Transfer of any Stockholder Shares, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with, if so requested by the Company, an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of such counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities which do not bear the first sentence of the legend set forth in Section 8(a) above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not effect any Transfer of the same until the prospective transferee has confirmed to the Company in writing its or his agreement to be bound by the conditions contained in this Section 8(b) and Section 8(a) above.

        (c)   If any Stockholder Shares become eligible for sale pursuant to Rule 144(k) of the Securities and Exchange Commission or no longer constitute "restricted securities" (as defined under Rule 144(a) of the Securities and Exchange Commission), the Company shall, upon the request of the holder of such Stockholder Shares, remove the first sentence of the legend set forth in Section 8(a)above from the certificates for such securities.

        9.    Transfers; Future Sales.    Prior to any Stockholder Transferring any Stockholder Shares (other than in a Public Sale and other than pursuant to Section 5) to any Person, such Stockholder shall (subject to the remaining provisions of this Section 9) cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Transferees of Summit Shares (other than the PFDC Stockholders, all of whom shall be deemed to be PFDC Stockholders and the holders of PFDC Shares hereunder) shall be deemed to be Summit Stockholders and the holders of Summit Shares hereunder. Transferees of PFDC Shares (other than the Summit Stockholders or their Affiliates and their designees, all of whom shall be deemed to be Summit Stockholders and holders of Summit Shares hereunder) shall be deemed to be PFDC Stockholders hereunder. The provisions of this Section 9 shall terminate automatically and shall be of no further force or effect upon the first to occur of (i) the consummation of an IPO and (ii) the consummation of a Sale of the Company.

        10.    Covenants.

        (a)    Key-Man Life Insurance.    The Company shall maintain life insurance, with benefits payable to the Company, on the lives of such senior executives and in such amounts as the Board shall designate.

        (b)    Financial Statements.    The Company shall deliver to each Stockholder (so long as such Stockholder and its Affiliates holds at least 10% of the Company's outstanding Common Stock on a fully diluted basis or, in the case of the PFDC Stockholders, so long as the Original PFDC Stockholders collectively hold at least fifty percent (50%) of the Common Stock and at least fifty percent (50%) of the Preferred Stock owned by the PFDC Stockholders in the aggregate on the date hereof and with it being understood that the rights of the PFDC Stockholders under this Section 10(b) shall automatically terminate if PFDC or any of its Affiliates shall breach any of the provisions of Section 8.4(a) of the Acquisition Agreement or knowingly breach any of the provisions of Section 8.4(b) of the Acquisition Agreement as it relates to any of the Company's or its Subsidiaries' key employees):

            (i)  within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such monthly period;

           (ii)  prior to the beginning of each fiscal year, an annual budget for the Company and its Subsidiaries for such fiscal year approved by the Board (displaying anticipated statements of income and cash flows); and

          (iii)  within 120 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, in each case audited by a "Big 4" accounting firm selected by the Board.

        (c)    Inspection of Property.    The Company shall permit any representatives designated by the holders of a majority of the PFDC Shares (so long as the Original PFDC Stockholders collectively hold at least fifty percent (50%) of the Common Stock and at least fifty percent (50%) of the Preferred Stock owned by the PFDC Stockholders in the aggregate on the date hereof and with it being understood that the rights of the PFDC Stockholders under this Section 10(c) shall automatically terminate if PFDC or any of its Affiliates shall breach any of the provisions of Section 8.4(a) of the Acquisition Agreement or knowingly breach any of the provisions of Section 8.4(b) of the Acquisition Agreement as it relates to any of the Company's or its Subsidiaries' key employees) or the holders of a majority of the Summit Shares (so long as the holders of the Summit Shares hold at least ten percent (10%) of the Common Stock on a fully diluted basis in the aggregate), upon reasonable notice and during normal business hours and at such Stockholder's expense, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, and (ii) examine the corporate and financial records of the Company and its Subsidiaries.

        (d)    Confidentiality.    Except as otherwise expressly required by law or judicial order or decree or by any governmental agency or authority or with respect to information that becomes available to the public other than as a result of a breach of confidentiality obligations to the Company, each Person entitled to receive information regarding the Company and its Subsidiaries under this Section shall use the same standards and controls which such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company or any of its Subsidiaries obtained by it or him pursuant to this Section; provided that each such Person may disclose such information in connection with a Transfer of Stockholder Shares if such Person's transferee agrees in writing to be bound by the provisions hereof. Notwithstanding anything to the contrary in this Agreement or otherwise, in no event shall the PFDC Stockholders be entitled to receive any information or materials pursuant to this Agreement or otherwise to the extent such information or materials (i) relates to issues where a conflict of interest may exist between PFDC or any of its Affiliates and the Company and its Subsidiaries with respect to any agreements entered into between or among those parties or

(ii) otherwise constitutes competitively sensitive materials or information (including pricing and marketing plans and proposals and other competitively or strategically sensitive information or data) the disclosure to, or use of which by, PFDC or any of its Affiliates could reasonably be expected to be materially detrimental to or jeopardize in any material respect the competitive position of the Company or its Subsidiaries, in each case as determined by the Board or the Majority Stockholders in their reasonable discretion (but with it being understood that, subject to the foregoing, the PFDC Stockholders shall be entitled to receive all such other information as is customarily provided to institutional investors in order to permit such investors to reasonably monitor their investment in a privately-held company).

        (e)    Form W-8BEN.    Each Stockholder that is not a U.S. Person for U.S. income tax purposes shall deliver to the Company a properly completed and executed United States Internal Revenue Service Form W-8BEN and shall provide the Company a new Form W-8BEN (or applicable successor form) upon the expiration or obsolescence of any previously delivered form.

        (f)    Certain Restrictions.    So long as the Original PFDC Stockholders collectively hold at least fifty percent (50%) of the Common Stock and at least fifty percent (50%) of the Preferred Stock owned by the PFDC Stockholders in the aggregate on the date hereof, the Company shall not, and shall not permit any of its Subsidiaries (as applicable) to, without the consent of the PFDC Stockholders (which consent may be evidenced by written approval by the holders of a majority of the PFDC Shares) or written approval by the PFDC Director:

            (i)  enter into, amend or waive any material rights with respect to any transaction, agreement, commitment or arrangement with any Summit Stockholder or any Affiliate of any Summit Stockholder, except for any transaction, agreement, commitment or arrangement which is not substantially less favorable to the Company as would be obtainable by the Company at the time in a comparable arm's-length transaction with a Person not affiliated with the Company, any Summit Stockholder or any Affiliate of any Summit Stockholder; provided that the provisions of this Section 10(f)(i) shall not apply to any amendment to or waiver of any of the agreements contemplated by the Acquisition Agreement which is amended or waived pursuant to its terms or to any transactions, agreements, commitments or arrangements (i) contemplated in the Acquisition Agreement or any of the agreements contemplated thereby, including this Agreement or (ii) with respect to the repayment of indebtedness owed to any of the Summit Stockholders or any of their Affiliates which is issued after the date hereof; and provided further that in no event shall any Summit Stockholder or any Affiliate of any Summit Stockholder be entitled to receive any management fees (or its equivalent, whether in cash or Equity Securities) from the Company or any of its Subsidiaries;

           (ii)  amend the terms of the Common Stock, Preferred Stock or Subordinated Notes in any manner that would treat the PFDC Stockholders in a disproportionately adverse manner, whether directly or indirectly through any related transactions, as compared to the Summit Stockholders (and with it being understood that, for the avoidance of doubt and without limitation, an example of "indirect" disproportionate adverse treatment would be if the Company amended the terms of the Subordinated Notes so as to reduce the interest rate thereon, but at the same time increased the rate of interest on different notes that were held by the Summit Stockholders but not held by the PFDC Stockholders so as to make the Summit Stockholders whole in respect of the decrease in interest rate on the Subordinated Notes to the exclusion of the PFDC Stockholders);

          (iii)  approve any material change in the scope of the Company's business in a manner such that thereafter no significant portion of the business of the Company and its Subsidiaries would be related to the development, manufacture, sale or distribution of cosmetics or sunscreen or other similar or related products;

          (iv)  approve the sale, transfer or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis other than in connection with a Sale of the Company;

           (v)  declare or pay any dividends upon the Common Stock or Preferred Stock held by the Summit Stockholders unless dividends in the same amount per share are declared and paid on the Common Stock and/or Preferred Stock, as the case may be, held by the PFDC Stockholders;

          (vi)  redeem or otherwise acquire any shares of Equity Securities held by the Summit Stockholders unless a pro rata number of shares of the same class of stock is redeemed or acquired from the PFDC Stockholders (based on the total number of shares held by the Summit Stockholders and the PFDC Stockholders), and with it being understood that the PFDC Stockholders shall tender shares of Preferred Stock for purchase or redemption as and to the extent required by Section 4 of Article IV of the Company's certificate of incorporation; or

         (vii)  amend the Company's certificate of incorporation or bylaws in a manner that conflicts with any of the express terms of this Agreement.

        (g)    Subordination Agreement.    So long as the Majority Stockholders hold any of the Subordinated Notes, neither the Company nor any Summit Stockholder will request, consent to or accept any amendment, waiver or forbearance under the Subordination Agreement (as defined in the Acquisition Agreement) unless such amendment, waiver or forbearance affords to all other holders of Subordinated Notes the same amendment, waiver and/or forebearance, in such manner that all holders of the Subordinated Notes enjoy the benefits of such amendment, waiver and/or forebearance on a pro rata basis.

        (h)    Election to Transfer Right to Repurchase Certain Equity Securities.    In the event that the Company has the right to designate another Person to acquire Equity Securities from an employee or executive officer of the Company or its Subsidiaries pursuant to an agreement with such Person employee or executive officer, the Company shall not designate its right to acquire such Equity Securities to any of the Summit Stockholders or any of their respective Affiliates unless the Company designates its right to acquire such Equity Securities to all Stockholders who elect to participate in such acquisition based upon each Stockholder's proportionate ownership of all Common Stock owned by the Stockholders who elect to participate in such acquisition.

        (i)    The provisions of this Section 10 shall terminate upon the earlier to occur of (i) the consummation of an IPO and (ii) the consummation of a Sale of the Company.

        11.    Definitions.

        "Affiliate" of a Stockholder means any other Person controlling, controlled by or under common control with such Stockholder and, in the case of a Stockholder which is a partnership or a limited liability company, any partner or member of such Stockholder.

        "Capital Stock" means, collectively, the Preferred Stock, the Common Stock and any other capital stock hereafter created by the Company, as the context may require.

        "Equity Securities" means (i) any Capital Stock, (ii) any capital stock of any Subsidiary of the Company, (iii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, Capital Stock or capital stock of any Subsidiary of the Company, whether or not then exercisable or convertible, and (iii) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, Capital Stock or capital stock of any Subsidiary of the Company, whether or not then convertible or exchangeable.

        "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a "5%

Owner") and who is not controlling, controlled by or under common control with any such 5% Owner (and with it being understood that no Person controlling, controlled by or under common control with any Summit Stockholder shall constitute an "Independent Third Party" for purposes of this Agreement).

        "IPO" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock.

        "Majority Stockholders" means the holders of a majority of the Summit Shares then outstanding.

        "Marketable Securities" means securities that are publicly-tradable (including, for the avoidance of doubt, securities that may be subject to the resale provisions of Rule 145 adopted under the Securities Act) or securities that are subject to registration rights exercisable (whether pursuant to a shelf registration, a contractual obligation with a third party or otherwise) by the PFDC Stockholders, collectively, within three (3) months following the issuance of such securities pursuant to a registration agreement.

        "Permitted Summit Stockholder Transfer" means any Transfer of Summit Shares (i) to or among a Summit Stockholder and/or its Affiliates and (ii) pursuant to an in-kind distribution by a Summit Stockholder to its partners or members; provided that in each such case (A) the restrictions contained herein shall continue to be applicable to such Stockholder Shares after any such Permitted Summit Stockholder Transfer, and (B) the transferee(s) of such Summit Shares shall have agreed in writing to be bound by the provisions of this Agreement with respect to the Summit Shares so transferred.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a government or any branch, department, agency, political subdivision or official thereof.

        "PFDC Shares" means (i) any Capital Stock acquired by any PFDC Stockholder and (ii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction. Notwithstanding the foregoing, for purposes of this Agreement, a "majority of the PFDC Shares" shall mean a majority of each of (a) the Common Stock held by all PFDC Stockholders and (b) the Preferred Stock held by all PFDC Stockholders.

        "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

        "Sale of the Company" means a bona-fide sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's Capital Stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis, for consideration consisting of (a) cash or Marketable Securities representing at least 75% of the total consideration to be received by the Stockholders in connection therewith or (b) at least $10,520,000 in cash or Marketable Securities to the PFDC Stockholders less the aggregate amount of any cash previously or concurrently received by the PFDC Stockholders with respect to the PFDC Shares and PFDC's Subordinated Note (but excluding all cash payments previously received by the PFDC Stockholders with respect to interest or dividends thereon). Upon the consummation of an Approved Sale, each Stockholder shall receive in exchange for the Stockholder Shares held by such Stockholder the same portion of the aggregate consideration from such Approved Sale that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to the consummation of such Approved Sale.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Stockholder Shares" means the Summit Shares and the PFDC Shares. For purposes of this Agreement, each Stockholder who holds options or warrants to acquire Capital Stock shall be deemed to be the holder of all Stockholder Shares issuable (at the time of such determination) upon the exercise of such options or warrants. As to any particular shares of stock constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by any similar provision then in force) under the Securities Act, in each case in conformity with the terms and conditions of this Agreement. Notwithstanding the foregoing, for purposes of this Agreement, a "majority of the Stockholder Shares" shall mean a majority of each of (a) the Common Stock held by all Stockholders and (b) the Preferred Stock held by all Stockholders.

        "Subordinated Notes" means the subordinated promissory notes of PFI Acquisition Corp., a New York corporation, issued on the date hereof to certain Stockholders.

        "Subsidiary" means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, association, limited liability company or other business entity, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or business entity.

        "Summit Shares" means (i) any Capital Stock acquired by any Summit Stockholder and (ii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction. Notwithstanding the foregoing, for purposes of this Agreement, a "majority of the Summit Shares" shall mean a majority of each of (a) the Common Stock held by all Summit Stockholders and (b) the Preferred Stock held by all Summit Stockholders.

        12.    Transfers in Violation of Agreement.    Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void as against the Company and of no force or effect, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

        13.    Amendment and Waiver.    Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only upon the prior written consent of the Company, the holders of a majority of the PFDC Shares, and the holders of a majority of the Summit Shares; provided that the addition of new parties to this Agreement from time to time as Summit Stockholders or PFDC Stockholders shall require only the consent of the Company and the holders of a majority of the Stockholder Shares. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        14.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        15.    Entire Agreement.    Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        16.    Successors and Assigns.    Except as otherwise provided herein (and subject to the provisions of Section 9), this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. If a party hereto ceases to own any Stockholder Shares, such party shall no longer be deemed to be a Stockholder for purposes of this Agreement.

        17.    Counterparts.    This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        18.    Remedies.    The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its or his rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto or any successor or assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

        19.    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered or sent by telecopy (with hard copy to follow) upon receipt of mechanical confirmation of delivery, (ii) for deliveries within the continental United States, one day following the day when deposited with a reputable and established overnight express courier (charges prepaid), (iii) for overseas deliveries, five days following the day when deposited with a reputable and established overnight express courier (charges prepaid), or (iv) for deliveries within the continental United States, five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company shall be sent to the addresses indicated below, and any notices, demands and communications to the Stockholders shall be sent to the addresses indicated on Schedule I attached hereto or Schedule II attached hereto, as appropriate, or at any address listed in the Company's records in case of any Stockholder not so listed herein.

  If to the Company:

    PFI Holdings Corp.
    1055 West 8th Street
    Azusa, CA 91702
    Attn: Chief Executive Officer
    Telephone: (626) 334-3395
    Telecopy: (626) 812-9462

  With a copy to (which shall not constitute notice to the Company):

    Summit Partners, L.P.
    499 Hamilton Avenue
    Palo Alto, California 94301
    Attention: Walter G. Kortschak
                       Craig D. Frances
    Telephone: (650) 321-1166
    Telecopy: (650) 321-1188

  And to:

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Ted H. Zook, P.C.
    Telephone: (312) 861-2000
    Telecopy: (312) 861-2200

        20.    Governing Law.    All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        21.    Arbitration.    For purposes of this Section 21, the Summit Stockholders shall be deemed to be one party and the PFDC Stockholders shall be deemed to be one party to the extent that such Stockholders are involved in any Dispute (as defined below) and the Company shall be deemed to be a party (to the extent it is involved in the Dispute).

        (a)   Except as otherwise expressly provided in this Agreement, the parties agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying any and all disputes, controversies or claims that arise out of or in connection with, or relate in any manner to, the rights and liabilities of the parties hereunder or any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof, including this Section 21 relating to the resolution of disputes (the "Disputes") and questions concerning arbitrability; provided that nothing in this Section 21 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as otherwise provided in this Section 21 or in the Rules for Non-Administered Arbitration of Business Disputes (the "Rules") promulgated by the Center for Public Resources Institute for Dispute Resolutions (the "Institute") as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the United States Arbitration Act, 9 U.S.C. §1 et. Seq.

        (b)   In the event that any party hereto asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after the delivery of such notice, the party delivering such notice of Dispute may thereafter commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the nature of any Dispute and any other matters required by the Rules as in effect from time to time to be included therein. The arbitrators shall permit and facilitate such discovery as the parties shall reasonably request and each party will cooperate with requests by the arbitrators. Each party involved in the Dispute shall designate one arbitrator within 15 days of the date on which the Notice of Arbitration is delivered.

Each party involved in the Dispute shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that: (i) failing such agreement within 45 days of the date on which the Notice of Arbitration is delivered, the third arbitrator shall be appointed in accordance with the Rules; (ii) if either party involved in the Dispute fails to designate timely an arbitrator, the Institute shall appoint an arbitrator on behalf of such failing party, and the two designated arbitrators shall jointly designate a third arbitrator. Each party involved in the Dispute shall pay the fees and expenses of their respectively designated arbitrators (or the arbitrator designated on their behalf by the Institute) and shall bear equally the fees and expenses of the third neutral arbitrator; provided that at the conclusion of the arbitration, the arbitrators shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the parties based upon the relative fault of each party as determined by the arbitrators.

        (c)   The arbitration shall be conducted in the English language in Los Angeles, California under the Rules as in effect from time to time. The arbitrators shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than ten days following completion of the arbitration. Notwithstanding any Delaware law to the contrary, the Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, including any right of appeal to any court in any jurisdiction, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

        (d)   This Agreement has been negotiated and executed by the parties hereto in English. To the extent a translation of this Agreement exists, each of the parties hereto acknowledges that it has been prepared solely for convenience and agrees that the provisions of the English version of the Agreement prevail.

        (e)   Notwithstanding anything to the contrary, nothing in this Section 21 shall be construed to impair the right of any party hereto to seek injunctive or other equitable relief.

        22.    Submission of Jurisdiction.    Except as specifically provided in Section 21 above in the case of arbitration, and solely for purposes of any action or proceeding arising out of or relating to this Agreement, each of the parties submits to the jurisdiction of the United States District Court for the Central District of California in any action or proceeding arising out of or relating to this Agreement, including any action or proceeding to enforce any Final Determination or any action to seek injunctive or other equitable relief, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it or he may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other state or federal court unless and until the foregoing court renders a final order that it lacks, and cannot acquire, the necessary jurisdiction, and either all appeals have been exhausted or the order is no longer appealable. Each party appoints CT Corporation (the "Process Agent") as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any party may make service on any other party by sending or delivering a copy of the process (i) to the party to be served at the address and in the manner provided for the giving of notices in Section 19 above or (ii) to the party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 19 above; provided, however, that if process is served in care of the Process Agent, the serving party shall also provide a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 19 above. Nothing in this Section 20, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

        23.    Delivery by Facsimile.    This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

        24.    Interpretation.    The headings and captions used in this Agreement or in any Schedule hereto are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule hereto, and all provisions of this Agreement and the Schedules hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word "including" herein shall mean "including without limitation" and, unless the context otherwise required, "neither," "nor," "any," "either" and "or" shall not be exclusive. The use of masculine, feminine or neuter gender shall include the other genders (unless the context otherwise requires).

        25.    No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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* * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PFI HOLDINGS CORP.
By:	/s/ ANDRE PIETERS
Name:	Andre Pieters
Its:	President
SUMMIT VENTURES V, L.P.
By:	Summit Partners V, L.P., its General Partner
By:	Summit Partners, LLC, its General Partner
By:	/s/ WALTER KORTSCHAK Member
SUMMIT V COMPANION FUND, L.P.
By:	Summit Partners V, L.P.,
Its	General Partner
By:	Summit Partners, LLC,
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member
SUMMIT V ADVISORS (QP) FUND, L.P.
By:	Summit Partners V, L.P.,
Its:	General Partner
By:	Summit Partners, LLC,
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member
SUMMIT V ADVISORS FUND, L.P.
By:	Summit Partners V, L.P.
Its:	General Partner
By:	Summit Partners, LLC
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member

SUMMIT VENTURES VI-A, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member
SUMMIT VENTURES VI-B, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member
SUMMIT VI ADVISORS FUND, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member
SUMMIT VI ENTREPRENEURS FUND, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners VI (GP), LLC
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member
SUMMIT INVESTORS VI, L.P.
By:	Summit Partners VI (GP), L.P.
Its:	General Partner
By:	Summit Partners, VI (GP), LLC
Its:	General Partner
By:	/s/ WALTER KORTSCHAK Member

SUMMIT SUBORDINATED DEBT FUND II, L.P.
By:	Summit Partners SD II, LLC
Its:	General Partner
By:	Stamps, Woodsum & Co. IV
Its:	Managing Member
By:	/s/ WALTER KORTSCHAK General Partner
PIERRE FABRE DERMO-COSMETIQUE, S.A.
By:	/s/ PIERRE-ANDRE POIRIER
Name:	Pierre-Andre Poirier
Its:	Secretary
/s/ CLAUDE GROS Claude Gros

SCHEDULE I

Summit Stockholders

Summit Ventures V, L.P.
Summit V Companion Fund, L.P.
Summit V Advisors (QP) Fund, L.P.
Summit V Advisors Fund, L.P.
Summit Ventures VI-A, L.P.
Summit Ventures VI-B, L.P.
Summit VI Advisors Fund, L.P.
Summit VI Entrepreneurs Fund, L.P.
Summit Subordinated Debt Fund II, L.P.
Summit Investors VI, L.P.

Notices:

All notices to the Summit Stockholders shall be delivered to:

Summit Partners, L.P. 499 Hamilton Avenue Palo Alto, California 94301
Attention:	Walter G. Kortschak Craig D. Frances
Telephone:	(650) 321-1166
Telecopy:	(650) 321-1188
With a copy to (which shall not constitute notice to the Summit Stockholders):
Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601
Attention:	Ted H. Zook, P.C.
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200

SCHEDULE II

PFDC Stockholders

Pierre Fabre Dermo-Cosmetique, S.A.
Claude Gros

Notices:

All notices to Pierre Fabre Dermo-Cosmetique, S.A. to:

Pierre Fabre Dermo-Cosmetique, S.A. 1, Avenue d'Albi la Michonne 81 106 Castres Cedex France Attn: Bertrand Parmentier, CFO Telephone:+33 (5) 63 71 47 31 Telecopy: +33 (5) 63 71 47 16
With a copy to (which shall not constitute notice to the PFDC Stockholder):
Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive Chicago, Illinois 60606
Attention:	Peter J. Barack, Esq.
Telephone:	(312) 948-3101
Telecopy:	(312) 984-3150

All notices to Mr. Claude Gros to:

Mr. Claude Gros 1 place de l' Etoile 38000 Grenoble France Telephone: 33 476 18 93 64 Telecopy: 33 476 61 91 64
With a copy to (which shall not constitute notice to Mr. Claude Gros):
Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive Chicago, Illinois 60606
Attention:	Peter J. Barack, Esq.
Telephone:	(312) 948-3101
Telecopy:	(312) 984-3150

QuickLinks

  Exhibit 10.6